   As filed with the Securities and Exchange Commission on February 13, 1995

                                                      Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)

                  Wisconsin                                     39-0380018
           (State of incorporation)              (I.R.S. Employer Identification Number)

                          5757 North Green Bay Avenue
                           Milwaukee, Wisconsin 53209
                                 (414) 228-1200
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                John P. Kennedy
                 Vice President, Secretary and General Counsel
                          5757 North Green Bay Avenue
                           Milwaukee, Wisconsin 53209
                                 (414) 228-1200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------

                                    Copy to:

                                James B. Carlson
                              Mayer, Brown & Platt
                               787 Seventh Avenue
                            New York, New York 10019

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

                        CALCULATION OF REGISTRATION FEE
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
- --------------------------------------------------------------------------------
                                                                        PROPOSED
                                                        PROPOSED        MAXIMUM
                                         AMOUNT         MAXIMUM        AGGREGATE      AMOUNT OF
TITLE OF EACH CLASS OF                   TO BE       OFFERING PRICE     OFFERING    REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED     PER SHARE(1)      PRICE(1)         FEE
- -------------------------------------------------------------------------------------------------
Debt Securities.....................   $332,800,000       100%        $332,800,000    $114,759
- -------------------------------------------------------------------------------------------------
Warrants to Purchase Debt
  Securities........................       (2)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Estimated solely for purposes of determining the amount of the registration fee.
(2) Warrants may be issued to purchase Debt Securities. The amount to be registered is the maximum aggregate principal amount of Debt Securities to be issued with or without any such Warrants and includes all Debt Securities deliverable upon the exercise of such Warrants.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting a part of this Registration Statement also relates to $17,200,000 principal amount of Debt Securities, registered by the Registrant under the Securities Act of 1933 in Registration Statement No. 33-22357.
                           -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1995

PROSPECTUS SUPPLEMENT
(To Prospectus Dated                   , 1995)

U.S. $350,000,000

JOHNSON CONTROLS, INC.

MEDIUM-TERM NOTES, SERIES C

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Johnson Controls, Inc. (the "Company") may from time to time offer its Medium-Term Notes, Series C (the "Notes"), in an aggregate principal amount of up to U.S. $350,000,000 or the equivalent thereof in other currencies, subject to reduction as a result of the concurrent sale of other Debt Securities of the Company. The Notes will be offered at varying maturities of nine months or more from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to maturity. Each Note may be denominated in U.S. dollars, other currencies, European Currency Units ("ECU") or such other composite currencies (the "Specified Currency") as may be described in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement. See "Important Currency Information" and "Currency Risks." Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or at a floating rate (a "Floating Rate Note") determined by referenced to the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other Base Rate set forth in the Pricing Supplement, as adjusted by the Spread or Spread Multiplier, if any, applicable to such Note. See "Description of Medium-Term Notes, Series C."

Each Note will be represented by either a global security registered in the name of a nominee of The Depository Trust Company, as Depositary, or other depositary (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants.

The Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, in the denominations set forth in the applicable Pricing Supplement.

Unless otherwise indicated, interest on each Fixed Rate Note will accrue from its date of issue and will be payable semiannually on each June 1 and December 1 and at maturity, and interest on each Floating Rate Note will accrue from its date of issue and will be payable monthly, quarterly, semiannually or annually, as set forth in the applicable Pricing Supplement, and at maturity.

The Specified Currency, any applicable interest rate or interest rate formula, the issue price, the maturity, any interest payment dates, any redemption provisions and any repayment provisions for each Note, whether such Note will be a Book-Entry Note or a Certificated Note and the other variable terms of such Note will be established at the time of issuance of such Note and set forth therein and in the applicable Pricing Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------

                                                PRICE TO                AGENT'S                 PROCEEDS TO
                                                PUBLIC(1)               COMMISSION(2)           THE COMPANY(2)(3)
Per Note.....................................   100.000%                .125%-.750%             99.875%-99.250%
Total(4).....................................   U.S. $350,000,000       U.S. $  437,500 -       U.S. $349,562,500 -
                                                                        U.S. $2,625,000         U.S. $347,375,000

- --------------------------------------------------------------------------------

(1) The Notes will be sold at 100% of their principal amount except as may be provided in the Pricing Supplement hereto.

(2) The Company will pay to Salomon Brothers Inc, J.P. Morgan Securities Inc., Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc.), or BA Securities, Inc. (each an "Agent," and together, the "Agents") a commission, which may be in the form of a discount, ranging from .125% to .750% of the principal amount of any Note, depending upon its maturity, sold through such Agent. Commissions on any Notes with a maturity greater than 30 years will be negotiated at the time of sale. See "Plan of Distribution."

(3) Before deducting other expenses payable by the Company estimated to be $335,000 including reimbursement of certain of the Agents' expenses.

(4) Or the equivalent thereof in other currencies or composite currencies.

The Notes are being offered on a continuous basis by the Company through the Agents, each of whom has agreed to use its reasonable efforts to solicit purchases of such Notes. The Company may sell Notes at a discount to each Agent for its own account or for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. In addition, the Agents may offer Notes purchased by them as principal to other dealers. Unless otherwise specified in an applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. The Company also may sell the Notes directly to investors on its behalf. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent who solicits any offer may reject such offer in whole or in part. See "Plan of Distribution."

SALOMON BROTHERS INC                                 J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS                                              BA SECURITIES, INC.

The date of this Prospectus Supplement is                 , 1995.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                        YEARS ENDED SEPTEMBER 30,
                                                                   ------------------------------------
                                                                   1994    1993    1992    1991    1990
                                                                   ----    ----    ----    ----    ----
Ratio of earning to fixed charges(a)............................   5.4     4.4     3.9     3.1     3.2

- -------------------------
(a) For the purpose of computing this ratio, "earnings" consist of (a) income before income taxes (adjusted for undistributed earnings or recognized losses of partially owned affiliates which are less than 50% owned, minority interests in earnings or losses of subsidiaries, and amortization of previously capitalized interest), plus, (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.

                   DESCRIPTION OF MEDIUM-TERM NOTES, SERIES C

     THE INFORMATION HEREIN CONCERNING THE NOTES SHOULD BE READ IN CONJUNCTION WITH THE STATEMENTS UNDER "DESCRIPTION OF DEBT SECURITIES" IN THE PROSPECTUS. THE FOLLOWING DESCRIPTION WILL APPLY TO THE NOTES UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

GENERAL

     The Notes are limited to an aggregate principal amount of U.S. $350,000,000 or the equivalent thereof in other currencies, subject to reduction as a result of the concurrent sale of other Debt Securities of the Company.

     The Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the amount of debt, either secured or unsecured, which may be issued by the Company under the Indenture or otherwise. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

     Since the Company is a holding company, the right of the Company, and hence the rights of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of the Company as a creditor of the subsidiary may be recognized.

     The Notes will be offered on a continuous basis and will mature at par on any Business Day (as defined below) nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption or repayment prior to maturity at the price or prices specified in the applicable Pricing Supplement. Each Note will bear interest at either (i) a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at an Issue Price (as defined below) representing a discount from the principal amount payable at maturity (a "Zero Coupon Note"), or (ii) a floating rate determined by reference to the Interest Rate Basis or combination of Interest Rate Bases (each defined below) (the "Base Rate") specified in the applicable Pricing Supplement (a "Floating Rate Note") that may be adjusted by a Spread or Spread Multiplier (each as defined below).

     Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth in the Prospectus under "Description of Debt Securities -- Global Securities," Book-Entry Notes will not be issuable in certificated form. See "Book-Entry System" below. It is currently contemplated that only Notes which have a Specified Currency of U.S. dollars will be issued as Book-Entry Notes.

     The authorized denominations of the Notes denominated in U.S. dollars will be U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

     "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in the City of New York and (b) if the Note is denominated in a Specified Currency other than U.S. dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which in the case of ECU shall be London and Luxembourg City, Luxembourg) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency, and (c) with respect to LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Original Issue Discount Note" means (i) a Note, including any Zero Coupon Note, which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its principal amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date (each as defined below) for such Note, and (ii) any other Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

     The Pricing Supplement relating to each Note will describe the following terms: (1) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (2) whether such Note is a Fixed Rate Note, a Floating Rate Note or a Zero Coupon Note; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (4) the date on which such Note will be issued (the "Original Issue Date"); (5) the date on which such Note will mature (the "Maturity Date"); (6) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any; (7) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the interest rate for such Note; (8) whether such Note may be redeemed or repaid prior to the Maturity Date and, if so, the provisions relating to such redemption or repayment; (9) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (10) any other terms of such Note not inconsistent with the provisions of the related Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and any premium and interest on Notes are payable by the Company in the Specified Currency. If the Specified Currency for a Note is other than U.S. dollars, the Company will (unless otherwise specified in the applicable Pricing Supplement) appoint an agent (initially Chemical Bank) (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note in U.S. dollars in the manner described in the following paragraph. Notwithstanding the foregoing, the holder of a Note denominated in a Specified Currency other than U.S. dollars may (if the applicable Pricing Supplement and the Note so indicate) elect to receive all such payments in the Specified Currency by delivery of a written request to the Paying Agent (as defined below), which must be received by the Paying Agent on or prior to the applicable Record Date or at least 15 calendar days prior to maturity, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Record Date or at least 15 calendar days prior to maturity, as the case may be. Until the Notes are paid or payment thereof is provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in the City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed Chemical Bank as Paying Agent. The Company will notify the holders of the Notes in accordance with the Indenture of any change in the Paying Agent or its address.

     In the case of a Note denominated in a Specified Currency other than U.S. dollars, unless the holder has elected otherwise, payment in respect of such a Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second

Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in the City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency (the "Market Exchange Rate"). All currency exchange costs will be borne by the holders of such Notes by deductions from such payments. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described under "Currency Risks -- Payment Currency" below.

     Unless otherwise specified in the applicable Pricing Supplement, payments in U.S. dollars of interest on Notes (other than interest payable at maturity or upon earlier redemption or repayment) will be made by mailing a check to the holder at the address of such holder appearing on the Register on the applicable Record Date (which in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary). Notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such payments in U.S. dollars by electronic transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Simultaneously with the election by any holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Paying Agent, as provided above), such holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made by electronic transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payment at maturity or upon earlier redemption or repayment in respect of a Note will be paid by electronic transfer of immediately available funds upon surrender of such Note at the office of the Paying Agent.

     Any payment required to be made in respect of a Note on a date that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in the accompanying Prospectus under "Events of Default," the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration.

     The "Record Date" with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days (unless otherwise specified in the applicable Pricing Supplement) immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

     All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards, and all currency or currency unit amounts used and resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upwards).

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise set forth in an applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually each June 1 and December 1 (each an "Interest Payment Date") and at maturity or upon earlier termination or repayment. Each payment of interest in respect of an Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

     Each Floating Rate Note will bear interest from its Original Issue Date at rates determined by reference to the Base Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any (each as specified in the applicable Pricing Supplement) until the principal thereof is paid or made available for payment. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (the "Maximum Interest Rate"); and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (the "Minimum Interest Rate"). The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note"), (d) the Federal Funds Rate (a "Federal Funds Rate Note"), (e) LIBOR (a "LIBOR Note"), (f) the Prime Rate (a "Prime Rate Note"), (g) the Treasury Rate (a "Treasury Rate Note"), or
(h) such other Base Rate as is set forth in the applicable Pricing Supplement.

     Interest on each Floating Rate Note will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period"). The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (the "Interest Reset Period"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the date or dates on which interest will be reset (each an "Interest Reset Date") and the date or dates on which interest will be payable (each an "Interest Payment Date") will be as set forth in the following table:

    INTEREST RESET PERIOD           INTEREST RESET DATES           INTEREST PAYMENT DATES
- -----------------------------   -----------------------------   -----------------------------
Daily                           Each Business Day               Third Wednesday of each month
                                                                or of each March, June,
                                                                September and December
                                                                (as specified in the Pricing
                                                                Supplement)
Weekly (other than Treasury
Rate Notes)                     Each Wednesday                  Third Wednesday of each month
                                                                or of each March, June,
                                                                September and December
                                                                (as specified in the Pricing
                                                                Supplement)
Weekly (Treasury Rate Notes)    Each Tuesday                    Third Wednesday of each month
                                                                or of each March, June,
                                                                September and December
                                                                (as specified in the Pricing
                                                                Supplement)
Monthly                         Third Wednesday of each month   Third Wednesday of each month
                                                                or of each March, June,
                                                                September and December
                                                                (as specified in the Pricing
                                                                Supplement)
Quarterly                       Third Wednesday of each         Third Wednesday of each
                                March, June, September and      March, June, September and
                                December                        December
Semiannually                    Third Wednesday of each of      Third Wednesday of each of
                                two months specified in the     two months specified in the
                                Pricing Supplement              Pricing Supplement
Annually                        Third Wednesday of month        Third Wednesday of month
                                specified in the Pricing        specified in the Pricing
                                Supplement                      Supplement

Notwithstanding the preceding table, if an Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next Business Day, except that, in the case of a LIBOR Note, if such Business Day would fall in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     Interest payments on each Interest Payment Date for Floating Rate Notes (except in the case of Floating Rate Notes which reset daily or weekly) will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. In the case of Floating Rate Notes that reset daily or weekly, interest payments will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, and including the Record Date immediately preceding the applicable Interest Payment Date, and that at maturity the interest payable will include interest accrued from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate

Notes, Commercial Paper Rate Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation referred to above and to any adjustment by a Spread or a Spread Multiplier referred to above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the Pricing Supplement with respect to a Floating Rate Note will be the "Initial Interest Rate" specified in the applicable Pricing Supplement. The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law. Under present New York law, the maximum interest rate is 25% per annum on a simple interest basis. This limit may not apply to Notes in which U.S. $2,500,000 or more has been invested.

     The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for LIBOR Notes (defined below as the "LIBOR Determination Date") will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity (as defined below) specified on the face of the Treasury Rate Notes are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. The "Index Maturity" of an instrument or obligation is the period to maturity of such instrument or obligation with respect to which the relevant Interest Rate Basis or Bases will be calculated.

     Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, Chemical Bank shall be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes. Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

     CD Rate Notes

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such Interest Determination Date.

     CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Notes

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     "Commercial Paper Rate" means with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519), under the heading "Commercial Paper." In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the Commercial Paper Rate for that Interest Determination shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculating Agent as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                                        D X 360
                                           ---------------------------------
                   Money Market Yield  =             360 - (D X M)           X100

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Eleventh District Cost of Funds Rate Notes

     Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any Interest Determination Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date. "Telerate Page 7058" means the display on the Dow Jones Telerate Service on such page (or such other page as may replace such page on the service for the purpose of displaying the Eleventh District Cost of Funds Rate) for the purpose of displaying the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

     Federal Funds Rate Notes

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

     LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Note will determine the arithmetic mean of the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Designated LIBOR Page" means "LIBOR Telerate," which shall be the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), unless "LIBOR Reuters" is designated in the applicable Pricing Supplement, in which case "Designated LIBOR Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates

     Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Designated LIBOR Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If fewer than two offered rates appear on the Designated LIBOR Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     Prime Rate Notes

     Prime Rate Notes will bear interest rates (calculated with reference to the Prime Rate as described below, and then applying the Spread and/or Spread Multiplier, if any, which is applicable to the Interest Reset Period) specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined herein) as such bank's prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page for the Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates are quoted as aforesaid, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by one or two, as the case may be, substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as set forth above, the Prime Rate will remain the Prime Rate then in effect on such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying the prime rate or base lending rate of major U.S. banks).

     Treasury Rate Notes

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Notes and in the applicable Pricing Supplement.

     "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of direction obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "U.S. Government Securities -- Treasury bill -- auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the action average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m. New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

AMORTIZING NOTES

     The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in each such Note.

ORIGINAL ISSUE DISCOUNT NOTES

     The Company may offer Original Issue Discount Notes from time to time. Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. In the event of redemption, repayment or acceleration of maturity in respect of an Original Issue Discount Note, the amount payable to the holder of such Original Issue Discount Note will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption of an Original Issue Discount Note, the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) minus 100% multiplied by the Issue Price specified in such Pricing Supplement, net of any portion of such Issue Price which has been paid prior to the date of redemption, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event, the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"). The "Amortized Face Amount" of an Original Issue Discount Note means an amount equal to (i) the Issue Price thereof, plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Original Issue Discount Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Original Issue Discount Note to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of such

Original Issue Discount Note which has been paid from the date of issue to the date of determination. Certain additional considerations relating to the offering of any Original Issue Discount Notes may be set forth in the applicable Pricing Supplement.

INDEXED NOTES

     Notes may be issued with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, the exchange rate of one or more specified currencies (including a composite currency such as the ECU) relative to an indexed currency or such other price or exchange rate ("Indexed Notes"), as set forth in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal amount on the Maturity Date that is greater than or less than the face amount of the Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in such Indexed Notes will be set forth in the applicable Pricing Supplement.

DUAL CURRENCY NOTES

     "Dual Currency Notes" are Notes as to which the Company has a one-time option, exercisable on a date or dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the currency in which such Note is denominated (the "Face Amount Currency") specified in the applicable Pricing Supplement), in the alternative currency for payment (the "Optional Payment Currency") specified in the applicable Pricing Supplement.

     The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the aggregate face amount of the Dual Currency Notes of such issuance, the Face Amount Currency and Optional Payment Currency of such issuance and the exchange rate designated for such issuance (the "Designated Exchange Rate"), which will be a fixed exchange rate used for converting amounts denominated in the Face Amount Currency into amounts denominated in the Optional Payment Currency. Information as to the relative value of the Face Amount Currency compared to the Optional Payment Currency and as to tax considerations associated with an investment in Dual Currency Notes will also be set forth in the applicable Pricing Supplement. The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for such issuance of Dual Currency Notes. Each Option Election Date will be approximately ten calendar days before an Interest Payment Date or the stated maturity date.

     If the Company elects to make scheduled payments in the Optional Payment Currency, the amount payable in such Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the Indenture within two Business Days of the Option Election Date and shall state (i) the Interest Payment Date or stated maturity date and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn.

     If the Company elects on any Option Election Date specified in the applicable Pricing Supplement to pay in the Optional Payment Currency instead of the Face Amount Currency, payments of interest, premium, if any, and principal made after such Option Election Date may be worth less, at the then-current exchange rate, than if the company had made such payment in the Face Amount Currency. For further information regarding certain risks inherent in Notes denominated in currencies other than U.S. dollars, see "Currency Risks."

     Dual Currency Notes for which either the Face Amount Currency or the Optional Payment Currency is Deutschemarks will be offered and sold by the Company in compliance with then-current rules, regulations and policy statements of the Deutsche Bundesbank.

REDEMPTION

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to maturity or that such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity, at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. The Notes will not be subject to any sinking fund. The Company may redeem any of the Notes which are redeemable and remain outstanding, either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

REPAYMENT AND REPURCHASE

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to maturity or that the Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     In order for a Note to be repaid, the Paying Agent must receive at least 30 days, but not more than 45 days, prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the holder of a Note shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note, provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the applicable Trustee for cancellation.

BOOK-ENTRY SYSTEM

     Upon issuance, all Book-Entry Notes having the same Specified Currency, Issue Date, Maturity Date, redemption provisions, repayment provisions, Interest Payment Period and Dates and, in the case of Fixed Rate Notes, interest rate or, in the case of Floating Rate Notes, Base Rate, Initial Interest Rate, Index Maturity, Interest Reset Period and Dates, Spread of Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum Interest Rate, if any, will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") or such other depositary as is specified in the Pricing Supplement, and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the circumstances described in the Prospectus under "Description of the Debt Securities -- Global Securities," will not otherwise be issuable in definitive form. The Depositary currently only accepts Notes which have a Specified Currency of U.S. dollars.

     The Depositary has advised the Company and the Agents as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of the Debt Securities -- Global Securities." The Depositary has confirmed to the Company, the Agents and the Trustees that it intends to follow such procedures.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for the Notes in the Specified Currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not generally offer non-U.S.-dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the fifth Business Day (as defined above) preceding the date of delivery of the Notes, or by such other date as determined by the Agent that presents the offer to the Company. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Notes that are denominated in a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any composite currency) in which a purchaser conducts its business (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to the Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency in which a Note is denominated against the relevant home currency would result in a decrease in the effective yield of such note below its coupon rate, and in certain circumstances could result in a loss to the investor on a home currency basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency on an Interest Payment Date or the Maturity Date with respect to a Note. At present, the Company has identified any currencies and currency units which are freely convertible at the time of issuance of a particular Note as the currencies and currency units in which payments of principal and interest on such Note may be made. There can be no assurances that exchange controls will not restrict or prohibit payments of principal or interest in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that on an Interest Payment Date or

Maturity Date with respect to any particular Note, a Specified Currency for such Note would not be available to the Company to make payments of interest and principal then due.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN CURRENCIES (INCLUDING COMPOSITE CURRENCIES) OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Pricing Supplements relating to Notes denominated in a Specified Currency other than the U.S. dollar will contain information concerning historical exchange rates for such Specified Currency against the U.S. dollar, a description of the currency and any exchange controls affecting such currency.

PAYMENT CURRENCY

     Except as set forth below, if payment on a Note is required to be made in a foreign currency and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on that due date with respect to such Note shall be made in U.S. dollars. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable Pricing Supplement.

     If payment on a Note is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used in the European Monetary System, all payments due on that due date with respect to the Notes shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars, at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise indicated in the applicable Pricing Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes and the Exchange Rate Agent shall have no liability therefor.

FOREIGN CURRENCY JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). In addition, the summary does not address amortizing notes or Indexed Notes. The Federal income tax consequences of such Notes will be addressed in the applicable Pricing Supplement. Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or (iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

U.S. HOLDERS

     Payments of Interest. Payments of "qualified stated interest" on a Note (as defined below) generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

     Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Original Issue Discount Notes.

     For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date). The issue price of an issue of Notes equals the first price to the public at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

     A U.S. Holder of a discount note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The Company will specify the accrual period it intends to use in the applicable Pricing Supplement, but a holder is not bound by the Company's choice of accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and
(ii) the amount of any qualified stated interest payments, if any, allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note, plus the amount of original issue discount allocable to all prior accrual periods, minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Floating Rate Notes are subject to special rules whereby a Floating Rate Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Floating Rate Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Floating Rate Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Floating Rate Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Floating Rate Note is denominated, (iii) either the yield or changes in the price of one or more items of actively traded personal property (other than stock or debt of the issuer or a related party) or (iv) a combination of objective rates. Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Floating Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Floating Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Floating Rate Note's term. A "qualified inverse floating rate" is an objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. If a Floating Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Floating Rate Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument," then any stated interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" will generally not be treated as having been issued with original issue discount unless the Floating Rate Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a Floating Rate Note arising from "true" discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note.

     In general, any other Floating Rate Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Floating Rate Note. Treasury Regulations generally require that such a Floating Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Floating Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Floating Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Floating Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. In the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Floating Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of the Floating Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Floating Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Floating Rate Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

     If a Floating Rate Note does not qualify as a "variable rate debt instrument," then the Floating Rate Note would be treated as a contingent payment debt obligation. It is not entirely clear under current law how a Floating Rate Note would be taxed if such Note were treated as a contingent payment debt obligation. The proper United States Federal income tax treatment of Floating Rate Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement.

     Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

     Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be subject to special rules regarding short-term debt obligations. Under these rules, a Note will be considered to have discount to the extent the stated redemption price at maturity of the Note exceeds the Note's issue price. For this purpose, all payments, including stated interest, will be included in the stated redemption price at maturity. In general, an individual or other cash method U.S. Holder is not required to accrue such discount currently unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis, or upon election under the constant-yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the discount under a constant-yield method (based on daily compounding).

     Market Discount. If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, the amount of the difference will be treated as "market discount," unless such difference is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or its earlier disposition in a taxable transaction, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes.

     Premium. If a U.S. Holder purchases a Note for an amount that is greater than its stated redemption price at maturity, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant-yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note.

     Disposition of a Note. Except as discussed above regarding Short-Term Notes and market discount, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NOTES DENOMINATED OR ON WHICH INTEREST IS PAYABLE IN A FOREIGN CURRENCY

     As used herein, "Foreign Currency" means a currency or currency unit other than U.S. dollars.

     Payments of Interest in a Foreign Currency.

     CASH METHOD. A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such Foreign Currency.

     ACCRUAL METHOD. A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

     Purchase, Sale and Retirement of Notes. A U.S. Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase.

     Except as discussed above with respect to Short-Term Notes and market discount, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by such U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the Foreign Currency on (i) the date of receipt of such Foreign Currency in the case of a cash basis U.S. Holder and
(ii) the date of disposition in the case of an accrual basis U.S. Holder. In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. Holder's tax basis in a Note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

     Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date such payment is received or the Note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

     Original Issue Discount. In the case of a Discount Note or Short-Term Note,
(i) original issue discount is determined in units of the Foreign Currency, (ii) accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency -- Accrual Method" above and (iii) the amount of Foreign Currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

     Premium and Market Discount. In the case of a Note with market discount,
(i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency -- Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

     With respect to a Note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note.

     Exchange of Foreign Currencies. A U.S. Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

NON-U.S. HOLDERS

     A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is (i) a direct or indirect 10% or greater shareholder of the Company, (ii) a controlled foreign corporation related to the Company or (iii) a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder or such non-U.S. holder is an individual who is present for 183 days or more in the taxable year of sale and certain other conditions are met. Certain other exceptions also may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax, provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuous basis by the Company through Salomon Brothers Inc, J.P. Morgan Securities Inc., Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc.) and BA Securities, Inc. (the "Agents"), each of whom has agreed to use its reasonable efforts to solicit purchases of the Notes. The Company will pay each Agent a commission, which may be in the form of a discount, of .125% to .750% of the principal amount of each Note sold through such Agent, depending upon maturity of the Note. Commissions on Notes with a maturity greater than 30 years will be negotiated at the time of sale. The Company may also sell the Notes directly to investors on its behalf. In the case of the sales made directly by the Company no commission will be payable. The Company has agreed to reimburse the Agents for certain expenses.

     The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it in whole or in part.

     The Company may also sell Notes to an Agent as principal. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof, less a percentage equal to the commission applicable to an agency trade of identical maturity. Notes may be resold by an Agent to investors or other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined by such Agent at the time of sale, or may be sold to certain dealers as described below. After the initial public offering of Notes to be resold to investors or other purchasers, the public offering price (in the case of Notes to be resold at a fixed offering price), the concession and discount may be changed. In addition, any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in an applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by the Agent from the Company.

     The Agents, and certain affiliates thereof, engage in transactions with and perform services for the Company in the ordinary course of business.

     The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1993 (the "Act"), or to contribute to payments such Agent may be required to make in respect thereof. Each Agent may be deemed to be an "Underwriter" within the meaning of the Act.

                                    GLOSSARY

     "Act" has the meaning set forth on page S-23.

     "adjusted issue price" has the meaning set forth on page S-17.

     "Agents" has the meaning set forth on page S-23.

     "Amortized Face Amount" has the meaning set forth on page S-11.

     "Base Rate" has the meaning set forth on page S-2.

     "Book-Entry Note" has the meaning set forth on the cover page.

     "Business Day" has the meaning set forth on page S-3.

     "Calculation Agent" has the meaning set forth on page S-7.

     "Calculation Date" has the meaning set forth on page S-7.

     "CD Rate" has the meaning set forth on page S-7.

     "CD Rate Note" has the meaning set forth on page S-5.

     "Certificated Note" has the meaning set forth on the cover page.

     "Code" has the meaning set forth on page S-11.

     "Commercial Paper Rate" has the meaning set forth on page S-8.

     "Commercial Paper Rate Note" has the meaning set forth on page S-5.

     "Company" has the meaning set forth on the cover page.

     "Components" has the meaning set forth on page S-15.

     "Composite Quotations" has the meaning set forth on page S-8.

     "Depositary" has the meaning set forth on page S-13.

     "Designated Exchange Rate" has the meaning set forth on page S-12.

     "Designated LIBOR Page" has the meaning set forth on page S-9.

     "Dual Currency Notes" has the meaning set forth on page S-12.

     "ECU" means one or more European Currency Units.

     "Eleventh District Cost of Funds Rate" has the meaning set forth on page
S-8.

     "Eleventh District Cost of Funds Rate Notes" has the meaning set forth on page S-5.

     "Exchange Rate Agent" has the meaning set forth on page S-3.

     "Face Amount Currency" has the meaning set forth on page S-12.

     "Federal Funds Rate" has the meaning set forth on page S-9.

     "Federal Funds Rate Note" has the meaning set forth on page S-5.

     "Fixed Rate Note" has the meaning set forth on the cover page and S-2.

     "Floating Rate Note" has the meaning set forth on the cover page and S-2.

     "Foreign Currency" has the meaning set forth on page S-20.

     "H.15(519)" has the meaning set forth on page S-7.

     "home currency" has the meaning set forth on page S-14.

     "Index" has the meaning set forth on page S-9.

     "Index Maturity" has the meaning set forth on page S-7.

     "Indexed Notes" has the meaning set forth on page S-12.

     "Initial Interest Rate" has the meaning set forth on page S-7.

     "Interest Determination Date" has the meaning set forth on page S-7.

     "Interest Payment Date" has the meaning set forth on page S-6.

     "Interest Payment Period" has the meaning set forth on page S-5.

     "Interest Reset Date" has the meaning set forth on page S-6.

     "Interest Reset Period" has the meaning set forth on page S-5.

     "Issue Price" has the meaning set forth on page S-3.

     "LIBOR" has the meaning set forth on pages S-9 and S-10.

     "LIBOR Determination Date" has the meaning set forth on page S-9.

     "LIBOR Note" has the meaning set forth on page S-5.

     "LIBOR Telerate" has the meaning set forth on page S-9.

     "London Banking Day" has the meaning set forth on page S-3.

     "Market Exchange Rate" has the meaning set forth on page S-4.

     "Maturity Date" has the meaning set forth on page S-3.

     "Maximum Interest Rate" has the meaning set forth on page S-5.

     "Minimum Interest Rate" has the meaning set forth on page S-5.

     "Money Market Yield" has the meaning set forth on page S-8.

     "non-U.S. Holder" has the meaning set forth on page S-16.

     "Notes" has the meaning set forth on the cover page.

     "objective rate" has the meaning set forth on page S-18.

     "Option Election Date" has the meaning set forth on page S-12.

     "Optional Payment Currency" has the meaning set forth on page S-12.

     "Original Issue Date" has the meaning set forth on page S-3.

     "Original Issue Discount Note" has the meaning set forth on page S-3.

     "Paying Agent" has the meaning set forth on page S-3.

     "Pricing Supplement" has the meaning set forth on the cover page.

     "Prime Rate" has the meaning set forth on page S-10.

     "Prime Rate Note" has the meaning set forth on page S-5.

     "qualified floating rate" has the meaning set forth on page S-17.

     "qualified inverse floating rate" has the meaning set forth on page S-18.

     "qualified stated interest" has the meaning set forth on page S-16.

     "Record Date" has the meaning set forth on page S-4.

     "Reuters Screen NYMF Page" has the meaning set forth on page S-10.

     "Short-Term Notes" has the meaning set forth on page S-19.

     "Specified Currency" means the currency in which a Note is denominated.

     "Spread" has the meaning set forth on page S-5.

     "Spread Multiplier" has the meaning set forth on page S-5.

     "Tranche" has the meaning set forth on page S-12.

     "Treasury bills" has the meaning set forth on page S-11.

     "Treasury Rate" has the meaning set forth on page S-11.

     "Treasury Rate Note" has the meaning set forth on page S-5.

     "U.S. Holder" has the meaning set forth on page S-16.

     "Withholding Agent" has the meaning set forth on page S-22.

     "Zero Coupon Note" has the meaning set forth on page S-2.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
Subject to Completion, dated February 13, 1995

U.S. $350,000,000

JOHNSON CONTROLS, INC.

DEBT SECURITIES AND
WARRANTS TO PURCHASE DEBT SECURITIES

Johnson Controls, Inc. (the "Company") intends to offer from time to time up to U.S. $350,000,000 aggregate principal amount of its debt securities (the "Debt Securities"), or warrants to purchase the Debt Securities (the "Debt Warrants"). The Debt Securities and Debt Warrants (collectively, the "Securities") will be offered in one or more separate series or issues in amounts, at prices, in currencies or currency units and on terms to be determined at the time of offering. The Debt Warrants may be offered with the Debt Securities or separately. See "Plan of Distribution." If so provided in the accompanying supplement to this Prospectus (the "Prospectus Supplement"), the Debt Securities of any series may be represented by a single global note registered in the name of a depositary's nominee and, if so represented, beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by the depositary and its participants.

The terms of the Debt Securities, including, where applicable, the specific designations, aggregate principal amount, authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, and any redemption or repayment terms (and similar information with respect to the Debt Securities purchasable upon exercise of each Debt Warrant), the currency, currencies, or currency unit or units in which the Debt Securities shall be payable, the terms of the Debt Warrants, including the exercise price, detachability, expiration date and other terms, the net proceeds to the Company, the names of, and the principal amount of Debt Securities or number of Debt Warrants to be purchased by or through, underwriters, dealers or agents, if any, the compensation of such persons and other special terms in connection with the offering and sale of the applicable series of the Debt Securities and the Debt Warrants, as the case may be, in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

The Company may sell the Debt Securities to or through underwriters, and also may sell the Debt Securities directly to other purchasers or through agents or dealers. See "Plan of Distribution."

                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

The date of this Prospectus is                , 1995.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE DEBT SECURITIES OR DEBT WARRANTS IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     Johnson Controls, Inc., a Wisconsin corporation ("Johnson Controls" or the "Company"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's Office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Debt Securities and Debt Warrants offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Debt Securities, Debt Warrants and the Company, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-5097) and are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994.

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities and Debt Warrants shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SECRETARY, JOHNSON CONTROLS, INC., 5757 NORTH GREEN BAY AVENUE, MILWAUKEE, WISCONSIN 53209, TELEPHONE (414) 228-1200.

                                  THE COMPANY

     The Company has four business segments: automotive, controls, plastics and battery. The automotive segment is the world's largest independent supplier of automotive seating systems and a leading supplier of automotive seating components. The controls segment is a leading worldwide supplier of facility services and control systems to education, health care, office, government, industrial and retail buildings. The plastics segment is the world's largest producer of polyethylene terepthalate plastic containers with manufacturing plants in the United States and Europe, and also is the leading worldwide supplier of plastic blowmolding machinery, injection mold tooling and parts. The battery segment is a leading supplier to the North American automotive battery market, serving both the original equipment and replacement battery markets.

     Johnson Controls was founded in 1885 as the Johnson Electric Service Company. Johnson Controls' principal executive offices are located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209 and its phone number is (414) 228-1200.

                 CERTAIN FACTORS RELATING TO FOREIGN CURRENCIES

     Debt Securities denominated or payable in foreign currencies or currency units may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved. These risks will be more fully described in the Prospectus Supplement relating thereto.

                                USE OF PROCEEDS

     Except as may be set forth in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities and the proceeds, if any, from the exercise of Debt Warrants will be used for general corporate purposes.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of the Debt Securities sets forth the material terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The Debt Securities are to be issued under an Indenture, dated as of
         , 1995 (the "Indenture"), between the Company and Chemical Bank Delaware, as Trustee (the "Trustee"), a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities, will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The following summaries of the material provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular articles, sections or defined terms of the Indenture are referred to, it is intended that such articles, sections or defined terms shall be incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

GENERAL

     The Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the amount of debt, either secured or unsecured, which may be issued by the Company under the Indenture or otherwise. The Debt Securities may be issued in one or more series with the same of various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

     Since the Company is a holding company, the right of the Company, and hence the rights of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of the Company as a creditor of the subsidiary may be recognized.

     The Prospectus Supplement relating to the particular Debt Securities offered thereby will describe the following terms of the Offered Debt
Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (4) the date or dates on which the Offered Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined; (6) the date from which such interest will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest will commence and any Regular Record Dates applicable to the dates on which interest will be so payable; (7) the place or places where the principal of (and premium, if any) and interest, if any, on the series will be payable and each office or agency where the Offered Debt Securities may be presented for transfer or exchange; (8) the dates on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other terms and provisions of such sinking fund; (9) the currency in which payment of the principal of, premium, if any, and interest on, the Offered Debt Securities will be payable, if other than the currency of the United States; (10) the period or periods within which, and the terms and conditions upon which, an election may be made by the Company or a holder, as the case may be, for payment of the principal (and premium, if any) and interest, if any, on the series in the currency, other than that in which the series is stated to be payable; (11) whether such Offered Debt Securities are to be issued in the form of one or more permanent Global Securities and, if so, the identity of the Depositary for such Global Security or Securities; (12) the date after which and the price or prices at which and the currency in which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other terms and provisions of such optional redemption; (13) the inapplicability of certain provisions relating to discharge and defeasance described below under "Defeasance, Satisfaction and Discharge Prior to Maturity or Redemption"; (14) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (15) information with respect to book-entry procedures, if any; (16) any deletions from, modifications of or additions to the Events of Default or covenants with respect to the Offered Debt Securities; and (17) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the provisions of the Indenture). Unless otherwise indicated in the Prospectus Supplement, principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable, and transfers of the Offered Debt Securities will be registrable, at the Corporate Trust Office of the Trustee, provided that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Debt Security Register. (Sections 3.01 and 3.03)

     Unless otherwise indicated in the Prospectus Supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of U.S. $1,000 or any integral multiple thereof, or the equivalent thereof in Foreign Currency. (Section 3.02) No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.06)

     If the purchase price of any of the Offered Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of (and premium, if any) or interest, if any, on any series of Offered Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Offered Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement relating thereto.

     The Company shall not be required to (i) issue, register the transfer of, or exchange Debt Securities of any series during the period from 15 days prior to the mailing of notice of redemption of Debt Securities of that series to the date of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.06)

     Some of the Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing Debt Securities.

     Principal of, premium, if any, and interest payments on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest thereon, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of U.S. $1,000 and integral multiples thereof.

CERTAIN DEFINITIONS

     The following terms are defined substantially as follows in Section 1.01 of the Indenture and are used herein as so defined.

     The term "Consolidated Current Liabilities" means the aggregate of the current liabilities of the Company and its Restricted Subsidiaries (excluding liabilities of Unrestricted Subsidiaries and excluding billings on uncompleted contracts in excess of related costs and profits) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries, all in accordance with generally accepted accounting principles. In no event shall Consolidated Current Liabilities include any obligation of the Company and its Restricted Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company or any Restricted Subsidiary for a term in excess of 12 months from the date of determination. (Section 1.01)

     The term "Consolidated Net Tangible Assets" means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities. (Section 1.01)

     The term "Consolidated Tangible Assets" means the aggregate of all assets of the Company and its Restricted Subsidiaries (including the value of all existing Sale and Leaseback Transactions (as defined) and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles, but excluding the value of assets of or investments in any Unrestricted Subsidiary or any non-majority owned Subsidiary) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves and excluding (a) any capital write-ups resulting from reappraisals of assets or of other investments after December 31, 1994 (other than a write-up of any assets constituting part of the assets and business of another corporation made in connection with the acquisition, direct or indirect, of the assets and business of such other corporation) except as permitted in accordance with generally accepted accounting principles, (b) treasury stock, (c) patent and trademark rights, goodwill, unamortized discounts and expenses and any other intangible items, all prepared in accordance with generally accepted accounting principles. (Section 1.01)

     The term "Funded Debt" means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding indebtedness of Unrestricted Subsidiaries) or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on the consolidated balance sheet of the Company as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on the balance sheet of the Company.

     The term "Principal Property" means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date of the Indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors of the Company (evidenced by a certified Board Resolution delivered to the Trustee), is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole. (Section 1.01)

     The term "Restricted Subsidiary" means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which was an Unrestricted Subsidiary but which, subsequent to December 31, 1994, is designated by the Company (by Board Resolution) to be a Restricted Subsidiary; provided, however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement contained in the Indenture (on the assumption that any Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction (as defined) to which such Subsidiary is then a party was entered into at the time of such designation). (Section 1.01)

     The term "Secured Debt" means indebtedness for borrowed money and any Funded Debt which is secured by a Security Interest in (a) any Principal Property or (b) any shares of capital stock or indebtedness of any Restricted Subsidiary.

     The term "Subsidiary" means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock (as defined). (Section 1.01)

     The term "Unrestricted Subsidiary" means (a) any Subsidiary acquired or organized after March 31, 1989; provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; (b) any Subsidiary whose principal business or assets are located outside the United States of America, its territories and possessions, Puerto Rico or Canada; (c) any Subsidiary the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers; (d) any Subsidiary engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries referred to above in this sentence, unless and until any such Subsidiary is designated to be a Restricted Subsidiary, as referred to above. (Section 1.01)

LIMITATION ON SECURED DEBT

     The Company will not, and will not permit any Restricted Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the Debt Securities equally and ratably with such Secured Debt (Section 5.05). This covenant does not apply to debt secured by (i) certain purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property, (ii) mortgages, pledges, liens, security interests or encumbrances (collectively referred to herein as "security interests") on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by the Company or a Restricted Subsidiary, (iii) security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Restricted Subsidiary, (iv) security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that no such security interests shall extend to any other Principal Property of the Company or such Restricted Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions to such acquired property, (v) security interests on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit the Company or any Restricted Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license, (vi) security interests on any property or assets of any Restricted Subsidiary to secure indebtedness owing by it to the Company or to another Restricted Subsidiary, (vii) any mechanics', materialmen's, carriers' or other similar lien arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not yet due or which are being contested in good faith; (viii) any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith; (ix) any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed; (x) landlords' liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business; or (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (i) to (x) inclusive. (Section 5.05)

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     Sale and Leaseback Transactions (which are defined to include, among other things, certain leases of more than three years) by the Company or any Restricted Subsidiary of any Principal Property, completion of construction of which and commencement of full operation of which have occurred more than 180 days prior to such sale or transfer, will be prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a lien on the Principal Property to be leased without equally and ratably securing the Securities, or (b) an amount equal to the value (as defined) of the Principal Property so leased is applied (subject to credits for certain voluntary retirements of the Debt Securities) to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by the Company or a Restricted Subsidiary which is recorded as Funded Debt (defined to include the Debt Securities and other long-term indebtedness of the Company or any Restricted Subsidiary) as shown on the most recent consolidated balance sheet of the Company and which in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Debt Securities. (Section 5.06)

EXEMPTED INDEBTEDNESS

     Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, the Company and any one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume, or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate value of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions in connection with which indebtedness has been, or will be, retired in accordance with clause (b) of the preceding paragraph) at such time does not exceed 10% of Consolidated Net Tangible Assets. (Section 5.05(b))

RESTRICTIONS ON TRANSFER OF PRINCIPAL PROPERTY TO CERTAIN SUBSIDIARIES

     The Indenture provides that, so long as the Debt Securities of any series are outstanding, the Company will not, and will not cause or permit any Restricted Subsidiary to, transfer any Principal Property to any Subsidiary which was not a Restricted Subsidiary at the time of such transfer unless it shall apply within one year after the effective date of such transaction, or shall have committed within one year of such effective date to apply, an amount equal to the fair value of such Principal Property at the time of such transfer (as determined by the Board of Directors of the Company) (i) to the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or Properties or a part thereof or (ii) to the redemption of Securities or (iii) to the repayment of Funded Debt of the Company or any Restricted Subsidiary (other than Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying all or any part of such amount to such redemption the Company may, within one year of such transfer, deliver to the Trustee Debt Securities of any series (other than Debt Securities made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of Debt Securities by an amount equivalent to the aggregate principal amount of the Debt Securities so delivered. (Section 5.07)

MERGER

     The Indenture provides that the Company may, without the consent of the Holders, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into any other corporation, provided that in any such case, (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation; and (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing. (Article Twelve)

     Other than the covenants described above, or as set forth in any accompanying Prospectus Supplement, the Indenture does not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving the Company.

MODIFICATION OF THE INDENTURE

     With the consent of the holders ("Holders") of more than 50% in aggregate principal amount of any series of Debt Securities then outstanding, waivers, modifications and alterations of the terms of the Indenture may be made which affect the rights of the Holders of such series of Debt Securities, except that no such modification or alteration may be made which will (a) extend the time or terms of payment of the principal at maturity of, or the interest on, any such series of Debt Securities, or reduce principal or premium or the rate of interest, without the consent of the Holder thereof, or (b) without the consent of all of the Holders of any series of Debt Securities then outstanding, reduce the percentage of Debt Securities of any such series, the Holders of which are required to consent (i) to any such supplemental indenture, (ii) to rescind and annul a declaration that the Debt Securities of any series are due and payable as a result of the occurrence of an Event of Default, (iii) to waive any past Event of Default under the Indenture and its consequences and (iv) to waive compliance with certain other provisions contained in the Indenture. (Sections 5.09, 11.01 and 11.02) In addition, as indicated under "Events of Default" below, Holders of more than 50% in aggregate principal amount of the Debt Securities of any series then outstanding may waive past Events of Default in certain circumstances and may direct the Trustee in enforcement of remedies. (Section 7.07) The Company and the Trustee may, without the consent of any Holders, modify and supplement the Indenture (i) to evidence the succession of another corporation to the Company under the Indenture; (ii) to evidence and provide for the replacement of the Trustee; (iii) with the Company's concurrence, to add to the covenants of the Company for the benefit of the Holders; (iv) to modify the Indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939; and for certain other purposes. (Section 11.01)

DEFEASANCE, SATISFACTION AND DISCHARGE PRIOR TO MATURITY OR REDEMPTION

     Defeasance of any Series. If the Company shall deposit with the Trustee, in trust, at or before maturity or redemption, lawful money or direct obligations of the United States (or of any other government which issued the currency in which the Debt Securities of a series are denominated) or obligations the principal of and interest on which are guaranteed by the United States (or by such other government) in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal (and premium, if any) and interest to maturity or to the redemption date, as the case may be, with respect to any series of Debt Securities then outstanding, then the Company may cease to comply with the terms of the Indenture, including the restrictive covenants described under "Limitation on Secured Debt," "Limitation on Sale and Leaseback Transactions" and "Restrictions on Transfer of Principal Property to Certain Subsidiaries" above and the Events of Default described in clauses (d) and (e) under "Events of Default" below, except for (1) the Company's obligation to duly and punctually pay the principal of (and premium, if any) and interest on such series of Debt Securities if the Debt Securities are not paid from the money or securities held by the Trustee, (2) the Events of Default described in clauses
(a), (b), (c), (f) and (g) under "Events of Default" below, and (3) certain other provisions of the Indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to such series, the redemption and sinking fund provisions of the Indenture. Defeasance of Debt Securities of any series is subject to the satisfaction of certain specified conditions, including, among others, (i) the absence of an Event of Default at the date of the deposit, and (ii) the perfection of the Holders' security interest in such deposit. (Section 13.02)

     Satisfaction and Discharge of any Series. Upon the deposit of money or securities contemplated above and the satisfaction of certain conditions, the Company may also cease to comply with its obligation duly and punctually to pay the principal of (and premium, if any) and interest on a particular series of Debt Securities, or with any Events of Default with respect thereto, and thereafter the Holders of such series of Debt Securities shall be entitled only to payment out of the money or securities deposited with the Trustee. Such conditions include, among others, except in certain limited circumstances involving a deposit made within one year of maturity or redemption, (i) the absence of an Event of Default at the date of deposit or on the 91st day thereafter, (ii) the delivery to the Trustee by the Company of an opinion of nationally-recognized tax counsel, or receipt by the Company from, or publication of a ruling by the United States Internal Revenue Service, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and (iii) that such satisfaction and discharge will not result in the delisting of the Debt Securities of that series from any nationally-recognized exchange on which they are listed. (Section 13.01)

     Federal Income Tax Consequences. Under current Federal income tax law, the deposit and defeasance described above under "Defeasance of any Series" will not result in a taxable event to any Holder of Debt Securities or otherwise affect the Federal income tax consequences of an investment in the Debt Securities of any series.

     The Federal income tax treatment of the deposit and discharge described above under "Satisfaction and Discharge of any Series" is not clear. A deposit and discharge may be treated as a taxable exchange of such Debt Securities for beneficial interests in the trust consisting of the deposited money or securities. In that event, a Holder of Debt Securities may be required to recognize gain or loss equal to the difference between the Holder's adjusted basis for the Debt Securities and the amount realized in such exchange (which generally will be the fair market value of the Holder's beneficial interest in such trust). Thereafter, such Holder may be required to include in income a share of the income, gain and loss of the trust. As described above, it is generally a condition to such a deposit and discharge to obtain an opinion of tax counsel, or receipt by the Company from, or publication of a ruling by the United States Internal Revenue Service, to the effect that such deposit and discharge will not alter the Holders' tax consequences that would have been applicable in the absence of the deposit and discharge. Purchasers of the Debt Securities should consult their own advisors with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than Federal income tax law.

EVENTS OF DEFAULT

     As to any series of Debt Securities, an Event of Default is defined in the Indenture as being: (a) default for 30 days in payment of any interest on the Debt Securities of such series; (b) failure to pay principal or premium with respect to the Debt Securities of such series, if any, when due; (c) failure in the deposit of any sinking fund installment with respect to any series of Debt Securities when due; (d) failure to observe or perform any other covenant in the Indenture or Debt Securities of any series (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with in the section of the Indenture governing Events of Default), if such failure continues for 60 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (e) uncured or unwaived failure to pay principal of or interest on any other obligation for borrowed money of the Company (including default under any other series of Debt Securities and including default by the Company on any guaranty of an obligation for borrowed money of a Restricted Subsidiary) beyond any period of grace with respect thereto if (i) the aggregate principal amount of any such obligation is in excess of $25,000,000 and (ii) the default in such payment is not being contested by the Company in good faith and by appropriate proceedings; (f) certain events of bankruptcy, insolvency, receivership or reorganization; or (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 7.01) The Trustee or the Holders of 25% in aggregate principal amount of the outstanding Debt Securities of any series may declare the Debt Securities of such series immediately due and payable upon the occurrence of any Event of Default (after expiration of any applicable grace period); in certain cases, the Holders of a majority in principal amount of the Debt Securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest (including sinking fund payments). (Sections 7.01 and 7.07)

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to any such series for which there are Debt Securities outstanding which is continuing, give to the Holders of such Debt Securities notice of all uncured defaults known to it (the term default to include the events specified above without grace periods); provided that, except in the case of default in the payment of principal (or premium, if any) or interest on any of the Debt Securities of any series or the payment of any sinking fund installment on the Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding notice is in the interest of the Debt Security Holders. (Section 7.08)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default with respect to any series of such Debt Securities shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of Debt Securities outstanding of any series unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 8.01 and 8.02) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Trustee, but the Holder has a right to receipt of principal, premium, if any, and interest (subject to certain limitations with respect to defaulted interest) on their due dates or to institute suit for the enforcement thereof. (Sections 7.04 and 7.10)

     So long as the Debt Securities of any series remain outstanding the Company will be required to furnish annually to the Trustee an Officers' Certificate stating whether, to the best of the knowledge of the signers, the Company is in default under any of the provisions of the Indenture, and specifying all such defaults, and the nature thereof, of which they have knowledge. (Section 5.08) The Company will also be required to furnish to the Trustee copies of certain reports filed by the Company with the Securities and Exchange Commission. (Section 6.03)

     The Holders of a majority in principal amount of the Debt Securities outstanding of such series will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Trustee, or exercising any power or trust conferred on the Trustee, provided that such direction shall be in accordance with law and the provisions of the Indenture, provided that the Trustee may decline to follow any such direction if the Trustee shall determine on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to Holders not joining in such direction. (Section 7.07) The Trustee will be under no obligation to act in accordance with such direction unless such Holders shall have offered the Trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby. (Section 8.02)

INFORMATION CONCERNING THE TRUSTEE

     The Company from time to time borrows from an affiliate of the Trustee, and maintains deposit accounts and conducts other banking transactions with such affiliate in the ordinary course of business.

     Under the Indenture, the Trustee is required to transmit annual reports to all Holders regarding its eligibility and qualifications as Trustee under the Indenture and certain related matters. (Section 7.06)

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue Debt Warrants in registered certificated form for the purchase of Debt Securities. Debt Warrants may be issued together with or separately from any Debt Securities offered by any Prospectus Supplement and, if issued together with any Debt Securities, may be attached to or separate from such Debt Securities. Debt Warrants are to be issued under Debt Warrant Agreements to be entered into between the Company and a bank or trust company, as Debt Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants. Copies of the forms of Debt Warrant Agreements and Debt Warrant Certificates are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the forms of Debt Warrant Agreements and Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreements and the Debt Warrant Certificates. Section references herein are references to particular provisions of the Debt Warrant Agreements. Capitalized terms used in this Description of Debt Warrants but not defined herein have the meanings ascribed to such terms in the Debt Warrant Agreements.

GENERAL

     The Prospectus Supplement will describe the terms of the Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the offering price; (2) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Debt Warrants; (3) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Debt Security; (4) if applicable, the date on and after which the Debt Warrants and the related Debt Securities will be separately transferable;
(5) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (6) the date on which the right to exercise the Debt Warrants shall commence and the date (the "Debt Warrant Expiration Date") on which such right shall expire; (7) federal income tax consequences; (8) the identity of the Debt Warrant Agent; and (9) any other terms of the Debt Warrants.

     Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. (Section 4.01)

EXERCISE OF DEBT WARRANTS

     Each Debt Warrant will entitle its holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Debt Warrants. (Section 1.01) Debt Warrants may be exercised at any time up to 5:00 p.m., New York City time, on the Debt Warrant Expiration Date set forth in the Prospectus Supplement relating to such Debt Warrants. After such time on the Debt Warrant Expiration Date (or such later date to which such Debt Warrant Expiration Date may be extended by the Company), unexercised Debt Warrants will be void. (Section 2.02)

     Debt Warrants may be exercised by delivery to the Debt Warrant Agent of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Debt Warrant Certificate. Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the Debt Warrant Certificate evidencing such Debt Warrants. Upon receipt of such payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants. (Section 2.03)

MODIFICATIONS

     The Debt Warrant Agreement and the terms of the Debt Warrants may be amended by the Company and the Debt Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein, or in any other manner which the Company and the Debt Warrant Agent may deem necessary or desirable and which will not adversely affect the interests of the holders. (Section 6.01)

ENFORCEABILITY OF RIGHTS BY HOLDERS; GOVERNING LAW

     The Debt Warrant Agent will act solely as an agent of the Company in connection with the Debt Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Debt Warrant Certificates. (Section 5.02) Holders may, without the consent of the Debt Warrant Agent or the Trustee for the applicable series of Debt Securities, enforce by appropriate legal action, on their own behalf, their right to exercise their Debt Warrants in the manner provided in their Debt Warrant Certificates and the Debt Warrant Agreement. (Section 3.03) Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture. (Section 3.01) Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Debt Warrants and the applicable Debt Warrant Agreement will be governed by and construed in accordance with the laws of the State of New York. (Section 6.04)

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities and the Debt Warrants (i) through underwriters or dealers, (ii) directly to one or more institutional purchasers or (iii) through agents. The Prospectus Supplement with respect to the Debt Securities or the Debt Warrants being offered thereby sets forth the terms of the offering thereof, including the name or names of any underwriters, their purchase price and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which they may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities or the Debt Warrants offered thereby.

     If underwriters are used in the sale, the Debt Securities or the Debt Warrants will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities or Debt Warrants will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities or the Debt Warrants offered by the Prospectus Supplement relating to such series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Debt Securities or Debt Warrants may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale thereof in respect of which this Prospectus is delivered is named and any commissions payable by the Company to such agent are set forth in the Prospectus Supplement relating to such series. Unless otherwise indicated in such Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in a Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Debt Securities or Debt Warrants, as the case may be, to which such Prospectus Supplement relates providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate amount of the particular Debt Securities or Debt Warrants which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) such purchase shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Debt Securities or Debt Warrants are being sold to underwriters, the Company shall have sold to such underwriters the total amount of such Debt Securities or Debt Warrants less the amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     The Company has not determined whether or not it will list any Securities on a national securities exchange. Additionally, the Company has not been advised by any underwriters that, in the event the Company determines not to list any Securities on a national securities exchange, such underwriters intend to make a market in such Securities. No assurances can be given as to the liquidity of, or trading markets for, any Securities.

                                 LEGAL OPINIONS

     The legality of the Securities will be passed upon for the Company by John
P. Kennedy, Esq., Vice President, Secretary and General Counsel of the Company. Certain legal matters will be passed upon for any underwriters by Mayer, Brown & Platt, New York, New York 10019.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                       PAGE
                                       ----
Ratio of Earnings to Fixed Charges...   S-2
Description of Medium-Term Notes,
  Series C...........................   S-2
Important Currency Information.......  S-14
Currency Risks.......................  S-14
Certain United States Federal Income
  Tax Considerations.................  S-16
Plan of Distribution.................  S-23
Glossary.............................   A-1

PROSPECTUS

Available Information................     2
Incorporation of Certain Documents by
  Reference..........................     2
The Company..........................     3
Certain Factors Relating to Foreign
  Currencies.........................     3
Use of Proceeds......................     3
Description of the Debt Securities...     3
Description of Debt Warrants.........    12
Plan of Distribution.................    13
Legal Opinions.......................    14
Experts..............................    14

$350,000,000
JOHNSON CONTROLS, INC.
MEDIUM-TERM NOTES,
SERIES C

DUE NINE MONTHS OR MORE
FROM DATE OF ISSUE

SALOMON BROTHERS INC
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS
BA SECURITIES, INC.

PROSPECTUS SUPPLEMENT
DATED                , 1995

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the Registrant:

        Securities and Exchange Commission registration fee................   $115,000
        Trustee's fees.....................................................      5,000
        Printing and engraving expenses....................................     25,000
        Rating agency fees.................................................    130,000
        Accounting fees and expenses.......................................     10,000
        Legal fees and expenses............................................     25,000
        Blue Sky fees and expenses.........................................     15,000
        Miscellaneous......................................................     10,000
                                                                              --------
             Total.........................................................   $335,000
                                                                              ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Sections 180.042 through 180.059 of the Wisconsin Business Corporation Law provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Section 180.044 provides mandatory indemnification for the successful defense of a proceeding and for any proceeding unless it has been determined that the director or officer has committed a willful failure to deal fairly with the corporation where a material conflict of interest exists, or has violated a criminal law, or has derived improper personal profit, or has committed willful misconduct. Under Section 180.049, the Company has entered into Indemnification Agreements with its directors and officers providing them with the indemnification allowed under the law of Wisconsin. Section 180.059 expressly recognizes as the public policy of the State of Wisconsin to allow indemnification against proceedings involving Securities regulation.

     The Company has purchased insurance as permitted by Wisconsin law on behalf of directors and officers, which may cover liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

             Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee and State of Wisconsin on the 13th day of February, 1995.

                                          JOHNSON CONTROLS, INC.

                                          By          /s/ JAMES H. KEYES

                                          --------------------------------------
                                                       James H. Keyes
                                                  Chairman of the Board and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints James H. Keyes, Ben C.M. Bastianen, Stephen A. Roell and John P. Kennedy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of February, 1995.

                  SIGNATURE                                             TITLE
- ---------------------------------------------            ------------------------------------
             /S/ JAMES H. KEYES                          Chairman of the Board and Chief
- ---------------------------------------------              Executive Officer
               James H. Keyes

         /S/ FRANKLIN H. SMITH, JR.                      Controller
- ---------------------------------------------
           Franklin H. Smith, Jr.

            /S/ STEPHEN A. ROELL                         Vice President and Chief
- ---------------------------------------------              Financial Officer
              Stephen A. Roell
                                                         Director
- ---------------------------------------------
             William F. Andrews

            /S/ ROBERT L. BARNETT                        Director
- ---------------------------------------------
              Robert L. Barnett

             /S/ FRED L. BRENGEL                         Director
- ---------------------------------------------
               Fred L. Brengel

             /S/ PAUL A. BRUNNER                         Director
- ---------------------------------------------
               Paul A. Brunner

                  SIGNATURE                                             TITLE
- ---------------------------------------------            ------------------------------------
            /S/ ROBERT A. CORNOG                         Director
- ---------------------------------------------
              Robert A. Cornog
                                                         Director
- ---------------------------------------------
               Willie D. Davis
                                                         Director
- ---------------------------------------------
            Southwood J. Morcott
                                                         Director
- ---------------------------------------------
               Martha R. Seger

              /S/ DONALD TAYLOR                          Director
- ---------------------------------------------
                Donald Taylor

        /S/ GILBERT R. WHITAKER, JR.                     Director
- ---------------------------------------------
          Gilbert R. Whitaker, Jr.

           /S/ R. DOUGLAS ZIEGLER                        Director
- ---------------------------------------------
             R. Douglas Ziegler

           /S/ RICHARD F. TEERLINK                       Director
- ---------------------------------------------
             Richard F. Teerlink

                                 EXHIBIT INDEX

EXHIBIT                                                                            SEQUENTIAL PAGE
NUMBER                                 DESCRIPTION                                     NUMBER
- ------    ----------------------------------------------------------------------   ---------------
 1.1      Form of Selling Agency Agreement between the Registrant and Salomon
          Brothers Inc, J.P. Morgan Securities Inc., Lehman Brothers, Lehman
          Brothers, Inc. and BA Securities, Inc.................................
 4.1      Form of Indenture between the Registrant and Chemical Bank Delaware...
 4.2      Form of Debt Warrant Agreements including Form of Debt Warrant
          Certificates (incorporated by reference to Exhibit 4(b) to the
          Registration Statement with Registration No. 33-22357)................
 5        Opinion of John P. Kennedy............................................
12        Statement regarding the Computation of the Ratio of Earnings to Fixed
          Charges...............................................................
23.1      The consent of John P. Kennedy is contained in the opinion filed as
          Exhibit 5 to this Registration Statement..............................
23.2      Consent of Price Waterhouse LLP.......................................
24        Powers of Attorney (contained on the signature page of the original
          Registration Statement)...............................................
25        Statement of Eligibility and Qualification on Form T-1 (separately bound)................................................................